EXHIBIT 10.8

FINAL

DYNAVOX INC.
2010 LONG-TERM INCENTIVE PLAN

FORM OF

RESTRICTED STOCK AGREEMENT

(IPO Pricing Date Award Agreement for Non-Employee Directors)

THIS AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page hereto (the “Date of Grant”), between DynaVox Inc. (the “Company”) and the individual named on the signature page hereto (the “Participant”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

R E C I T A L S:

WHEREAS, the Company has adopted the DynaVox Inc. 2010 Long-Term Incentive Plan, as amended, modified or supplemented from time to time (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein (the “Restricted Stock Award”) to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.             Grant of Restricted Stock.  Subject to the terms and conditions of the Plan and the additional terms set forth in this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of the number of Shares set forth on the signature page hereto (“Restricted Stock”), subject to adjustment as set forth in the Plan.  The Restricted Stock shall vest and become non-forfeitable in accordance with Section 2 hereof.

2.                                       Vesting.

(a)   Vesting of the Restricted Stock.  Subject to the Participant’s continued Employment, the Restricted Stock shall become vested and non-forfeitable in two equal installments on each of the first and second anniversaries of the initial public offering of the Company.  Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change in Control, the Restricted Stock shall, to the extent not then vested and not previously forfeited, immediately become fully vested and non-forfeitable.  Any Shares of Restricted Stock that become vested pursuant to this Section 2 shall hereinafter be referred to as “Vested Restricted Stock.”

(b)   Termination of Employment.  If the Participant’s Employment terminates for any reason, the Restricted Stock, to the extent not then vested, shall be forfeited immediately without consideration.

3.          Certificates.  The Restricted Stock shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof. Certificates evidencing the Restricted Stock may be issued by the Company in its sole discretion and, if so issued, shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Stock pursuant to Section 2.  No certificates shall be issued for fractional shares.  Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry.  To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock that has not previously vested.

4.          Rights as a Stockholder.  The Participant shall be the record owner of the Shares of Restricted Stock until or unless such Shares are forfeited pursuant to Section 2 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Stock; provided that (i) any cash or in-kind dividends paid with respect to the Shares of Restricted Stock which have not previously vested shall be withheld by the Company and shall be paid to the Participant only when, and if, such Restricted Stock shall become fully vested pursuant to Section 2 and (ii) the Restricted Stock, whether or not vested, shall be subject to the limitations on transfer and encumbrance set forth in Section 7.

5.             No Right to Continued Employment.  Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting or other service relationship to, the Company or any Subsidiary.  Further, the Company or any Subsidiary may at any time dismiss the Participant or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6.          Legend on Certificates.  To the extent applicable, all certificates (or book entries) representing the Vested Restricted Stock delivered to the Participant as contemplated by Section 2 shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put in any such certificates (or notations made next to the book entries) to make appropriate reference to such restrictions.

7.     Transferability.  The Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, the Chief Legal Officer of the Company may permit the transfer, in accordance with any rules established by the Committee in connection therewith, of the Restricted Stock granted hereunder to an estate planning vehicle established by the Participant.

8.     Taxes.  The Participant shall have full responsibility, and the Company shall have no responsibility, for satisfying any liability for any federal, state or local income or other taxes required by law to be paid in connection with the Restricted Stock or any payment or transfer under or with respect to such Shares.  In connection with the foregoing, the Participant may, at the Participant’s option, elect to recognize the fair value of the Restricted Stock upon the Date of Grant pursuant to Section 83 of the Code (such election, an “83(b) Election”). The Participant is hereby advised to seek the Participant’s own tax counsel regarding the taxation of the grant of Restricted Stock made hereunder and the advisability of making an 83(b) Election.

9.             Limitation on Obligations.  The Company’s obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Participant of Shares on the date when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation.  This Restricted Stock Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.

10.           Securities Laws.  Upon the vesting of any Restricted Stock, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

11.           Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Chief Legal Officer, each copy addressed to the principal office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

12.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

13.           Restricted Stock Subject to Plan.  By entering into this Agreement the Participant agrees and acknowledges that, prior to receipt of Shares, the Participant has received and read a copy of the Plan.  The Restricted Stock Award and the Restricted Stock granted hereunder are subject to the Plan.  The terms and provisions of the Plan are hereby incorporated by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.           Amendment.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant.

15.           Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DYNAVOX INC.

By

Its

[NAME OF PARTICIPANT]

The Date of Grant is	.

The number of Shares of Restricted Stock granted hereunder is		.

Signature Page to Restricted Stock Agreement – April 21, 2010